

WESTMORELAND COAL COMPANY

Second Quarter 2017
Earnings Webcast & Conference Call
August 3, 2017

Safe Harbor

This presentation contains forward-looking statements — that is, statements about future, not past, events. These forward-looking statements often relate to our future performance and management's expectations for the future, including statements about our financial outlook. Our forward-looking statements are based on estimates and assumptions that we believe are reasonable. Actual results could be materially different from our forward-looking statements. The factors that could cause actual results to differ are discussed in our periodic filings with the Securities and Exchange Commission. Statements regarding our financial guidance and all other forward-looking statements speak only as of the date of our second quarter earnings release, August 3, 2017. We have no duty to update or revise any forward-looking statements to conform the statements to actual results or to reflect new information or future events.





Compelling Investment Thesis:
Westmoreland – An Attractive Risk-Reward Profile Investment

- Compelling valuation
  - Free Cash Flow yield exceeds 100%
  - EV\EBITDA multiple less than 5.5x
- Long-term margin-protected customer contracts
  - Customer plants positioned for the long term
  - Investment-grade counterparties
  - Provide EBITDA and FCF visibility and security
- Mine-mouth operations
  - Low-cost and competitive with natural gas
  - Average delivered cost equivalent $1.55 per MBtu.
- Westmoreland Coal Company
  - No significant debt maturities until 2020
  - Evaluating options to optimize capital structure
- WMLP is a stand-alone, fully ring-fenced affiliate
  - Debt maturing in 2018 non-recourse to Westmoreland
  - Westmoreland is currently evaluating options for WMLP
  - Will not pursue strategy dilutive to Westmoreland
- Developing a long-term, value-creating plan:
  - Balancing deleveraging in a prudent manner
  - Contract extensions
  - Maximize the long-term risk-adjusted return to shareholders


CAT

Maximizing the long-term, risk adjusted return

Free Cash Flow Yield and EV/EBITDA multiple are based on market capitalization on July 31, 2017 and low point of free cash flow and mid-point of Adj. EBITDA guidance, excluding $40 million incremental Capital Power accelerated payment
Free cash flow, free cash flow yield and EBITDA are non-GAAP measures.

Compelling Investment Thesis:
Near-Term Value Creating Catalysts

- Final resolutions for non-core assets:
  - ROVA sale announced
    - Cash proceeds $5 million
    - Closing expected September 30
  - Nearing completion on Coal Valley sale
    - Generate cash proceeds and return of working capital
    - Secure reclamation liability relief
    - Create potential for operating agreement at Coal Valley
- Optimize capital structure
  - Refinance/restructure San Juan debt
  - Address WMLP debt maturity with engaged advisors
  - Pursue accretive strategy for Westmoreland Coal Company
  - Employ holistic approach to strengthen balance sheet over time
- Generate significant free cash for debt reduction





Focused on creating shareholder value

Second Quarter and First Half 2017

Challenging Start

- Unfavorable weather and shift in volume mix between high/low margin customers
- Operational issues
  - Coal Valley
  - Kemmerer
  - Dragline

Additional Factors Influencing Back Half

- Key contract extensions
  - Securing additional volumes long term
  - Pricing adjustments affect current year



Managing for the Long Term

2017 Strategic Focus

Build on Success

- Continued strong safety performance
- "Preserve the base" - Maximize our customers' competitive positions
- Final resolutions for non-core assets
- Generate significant free cash
- Formed Finance Committee at Board level
  - Reduce leverage
  - Strengthen the balance sheet
  - Address WMLP debt maturity



Focused on Value Creation

Second Quarter Results:
Segment Results

- ***Consolidated***
  - Adjusted EBITDA of $32.6 million and $120.8 million in quarter and year-to-date, respectively
  - Free cash flow generated of $47.5 million
- ***Coal – US segment***:
  - Adjusted EBITDA of $23.7 million and $51.1 million in quarter and year-to-date, respectively
  - Contract expirations, offset by San Juan increases and high-margin Jewett reclamation work
- ***Coal – Canada segment:***
  - Adjusted EBITDA loss of $1.6 million in quarter, Adjusted EBITDA of $57.6 million year-to-date
  - Transition of Coal Valley mine, offset by higher pricing
- ***Coal - WMLP segment***:
  - Adjusted EBITDA of $18.9 million and $31.7 million in quarter and year-to-date, respectively
  - Volume pickup at Kemmerer after Q1 weather delays, lower costs, offset by Ohio softness

Strong Performance at Coal -US, Coal -WMLP

Financial Strength

First Half 2017 Free Cash Flow

Cash flow provided by operating activities	$ 10.2 million
Plus: Loan and lease receivable	$ 50.5 million
Less: Capital expenditures	$ 13.1 million
Total Free Cash Flow	$ 47.6 million



June 30, 2017

• Cash on hand	$ 57.6 million
• Net debt & capital leases - WLB	$ 747.9 million
• Net debt & capital leases – WMLP	$ 302.4 million
• Credit facility liquidity available[1]	$ 42.0 million

Financial Flexibility

[1] Includes availability of $27.0 million under the WLB Revolver and $15.0 million under the WMLP Revolver, which is not available to Westmoreland Coal Company for borrowings

2017 Revised Outlook

Coal Sales

40-50 Million Tons

- No change in total tons
- Shift in sales mix

Adjusted EBITDA

$250-$270 Million

- Unfavorable weather and mix
- First half operational issues
- Key contract renewals

Free Cash Flow

$90-$115 Million

- Reduced adjusted EBITDA
- Lower capital expenditures

Capital Expenditures

$40-$45 Million

- Tightened range to low end of original guidance



Consistent Model; Solid Free Cash Flow Generation

The Westmoreland Difference:

Low-Risk Contracts. Exceptional Assets. Significant Cash Flow Yield.

Superior Contracts



- Long-term customer contracts
- Minimal coal pricing exposure
- Cost protection

Exceptional Assets



- Mine-mouth positioning
- Lowest cost power generation
- Outstanding mine operator

Outstanding Cash Flow



- Highly visible, consistent cash flows
- Successful acquisition integrations
- Cash optimization and savings initiatives

Attractive Investment With an Asymmetric Risk-Reward Profile



Appendix

Non-GAAP reconciliations

To supplement the Company's consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses several non-GAAP financial measures to monitor and evaluate its performance. These non-GAAP financial measures may include EBITDA, adjusted EBITDA, and free cash flow. These non-GAAP financial measures should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, because the presentation of these non-GAAP financial measures varies among companies, the Company's non-GAAP financial measures may not be comparable to similarly titled measures used by other companies. The Company believes these non-GAAP financial measures provide useful information to investors for analysis of the Company's business. The Company also refers to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes these non-GAAP financial measures are widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the coal and mining industries. Many investors use the published research reports of these professional research analysts and others in making investment decisions.

Free Cash Flow

Free cash flow represents net cash provided by operating activities less additions to property, plant and equipment ("CAPEX" or "capital expenditures") plus net customer payments received under loan and lease receivables. Free cash flow is a non-GAAP measure and should not be considered as an alternative to cash and cash equivalents, cash flow from operations, cash flow from investing activities, cash flow from financing activities, net income (loss), or any other measure of performance presented in accordance with GAAP. Free cash flow is intended to represent cash flow available to satisfy the Company's debts, after giving consideration to those expenses required to maintain the Company's assets and infrastructure. Accordingly, although free cash flow is not a measure of performance calculated in accordance with GAAP, the Company believes free cash flow is useful to investors because it allows analysts and others in the industry to assess performance, liquidity and ability to satisfy debt requirements.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
	(In thousands)	
Net cash provided by operating activities	$ 10,154	$ 41,899
Less cash paid for property, plant and equipment	(13,104)	(12,231)
Net customer payments received under loan and lease receivables	50,488	2,934
Free cash flow	$ 47,538	$ 32,602







Non-GAAP reconciliations

EBITDA and Adjusted EBITDA

EBITDA (earnings before interest expense, interest income, income taxes, depreciation, depletion, amortization and accretion expense) and Adjusted EBITDA are non-GAAP measures that do not reflect the Company's cash expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments; do not reflect income tax expenses or the cash requirements necessary to pay income taxes; do not reflect changes in, or cash requirements for, the Company's working capital needs; and do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on certain of the Company's debt obligations. In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Westmoreland considers Adjusted EBITDA to be useful because it reflects operating performance before the effects of certain non-cash items and other items that it believes are not indicative of core operations. The Company uses Adjusted EBITDA to assess operating performance.

Reconciliation of Net (Loss) Income to Adjusted EBITDA	Three Months Ended June 30,		Six Months Ended June 30,	
	2017	2016	2017	2016
	(In thousands)			
Net loss	$ (50,520)	$ (29,397)	$ (87,821)	$ (2,488)
Income tax benefit	(501)	(100)	(965)	(48,035)
Interest income	(1,038)	(2,356)	(1,931)	(4,147)
Interest expense	30,109	30,860	59,371	59,787
Depreciation, depletion and amortization	39,497	35,223	76,064	72,237
Accretion of asset retirement obligation	11,142	10,332	22,437	19,950
Amortization of intangible assets and liabilities	(267)	(260)	(534)	(427)
EBITDA	28,422	44,302	66,621	96,877
Advisory fees [1]	925	—	925	—
Loss on foreign exchange	1,185	364	1,652	1,751
Acquisition-related costs	—	133	—	568
Customer payments received under loan and lease receivables [2]	—	2,727	50,489	5,387
Derivative loss (gain)	481	(5,878)	(1,904)	(3,278)
Loss on sale/disposal of assets and other adjustments	420	1,954	521	3,367
Share-based compensation	1,133	1,954	2,480	4,534
Adjusted EBITDA	$ 32,566	$ 45,556	$ 120,784	$ 109,206

(1) Amount represents fees paid to financial and legal advisers related to the assessment of Westmoreland's capital structure. These advisers, together with Westmoreland's management and board of directors, are developing and evaluating options to optimize Westmoreland's overall capital structure.

(2) Represents a return of and on capital. These amounts are not included in operating income or operating cash flows as the capital outlays are treated as loan and lease receivables, but are included within Adjusted EBITDA so that the cash received is treated consistently with all other contracts that do not result in loan and lease receivable accounting. On March 24, 2017, Westmoreland received $52.5 million from its customer at the Genesee mine, representing an accelerated repayment of all outstanding loan and lease receivables. While Westmoreland will continue to provide contract mining services at the Genesee mine, all future capital expenditures at the Genesee mine will be funded by the customer. Accordingly, there will be no additional payments from the customer at the Genesee mine in the form of loan and lease repayments, but Westmoreland will earn a management fee pursuant a contract mining arrangement.



WESTMORELAND COAL COMPANY